Exhibit 99.1

NETSOL Technologies Reports Fiscal First Quarter 2022 Financial Results

●	Subscription and Support Revenue Jumped 20% to $6.2 Million, Representing a Nearly $25 Million Annualized Run Rate with Opportunities for Upside
●	Otoz Digital Retail Platform Partnership with MINI Anywhere Continues to Gain Traction with 10 Dealerships Now Subscribed and Additional States to be Enabled in the Coming Months; Targeting 100 Dealers by Fiscal Year-End 2022
●	Company Reaffirms Fiscal 2022 Total Revenues and Subscription and Support Revenues Guidance of at Least 10% and 20%, Respectively

CALABASAS, Calif., November 11, 2021 – NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal first quarter ended September 30, 2021.

Fiscal First Quarter 2022 and Recent Operational Highlights

●	Subscription (SaaS and Cloud) and support quarterly revenues increased 20% to $6.2 million, representing a nearly $25 million run rate over the coming twelve months with opportunities for upside.
●	Generated approximately $1.5 million by successfully implementing change requests from various customers across multiple regions during the fiscal first quarter.
●	Successfully renegotiated certain annual support contracts resulting in additional support revenue of approximately $1.0 million to be recognized over the term of the combined contracts.
●	NETSOL’s U.S. based mobility startup Otoz launched its digital automotive retail platform for BMW Group Financial Services in the U.S. for its key brand MINI Anywhere. MINI Anywhere is now live with 10 MINI dealerships as of October; Otoz is also scheduled to onboard additional California-based dealers before an expansion into Florida. Long term, the solution has the potential to be rolled out to over 100 MINI dealerships across all 50 states.
●	Regarding previously announced 12-country, $110 million contract with German auto manufacturing giant, the Company made continued progress with respect to additional NFS Ascent® implementations. The company began the NFS Ascent® implementation process in India during the quarter.
●	Signed an agreement with Motorcycle Group to deploy the cloud-based version of NETSOL’s flagship NFS Ascent® platform across the customer’s entire operations. This agreement marks the first official sale for NFS Ascent in the U.S. market.
●	Went “live” with NFS Ascent and NFS Ascent Digital in New Zealand for a leading Japanese equipment manufacturer.

Fiscal First Quarter 2022 Financial Results

Total net revenues for the first quarter of fiscal 2022 were $13.4 million, compared with $12.6 million in the prior year period. The increase in total net revenues was primarily driven by an increase in subscription and support revenues of $1.1 million, slightly offset by a decrease in total services revenues of $292,000.

●	Total license fees were $10,700, compared with $3,500 in the prior year period.
●	Total subscription (SaaS and Cloud) and support revenues were $6.2 million, compared with $5.2 million in the prior year period.
●	Total services revenues were $7.2 million, compared with $7.5 million in the prior year period.

Gross profit for the first quarter of fiscal 2022 decreased 14.7% to $5.4 million (or 40.6% of net revenues), compared to $6.4 million (or 50.5% of net revenues) in the first quarter of fiscal 2021. The decrease in gross profit was primarily due to increases in cost of revenues of $1.7 million, offset by a $773,000 increase in revenue. The increases in cost of sales were primarily due to increases in salaries and consulting costs of $1.1 million, travel costs of $110,000, depreciation of $58,000, and other costs of 407,000.

Operating expenses for the first quarter of fiscal 2022 increased 13.8% to $6.1 million (or 45.3% of sales) from $5.3 million (or 42.3% of sales) for the first quarter of fiscal 2021. The increase in operating expenses was primarily due to increases in selling and marketing, general and administrative, and research and development costs.

GAAP net income attributable to NETSOL for the first quarter of fiscal 2022 totaled $188,000 or $0.02 per diluted share, compared with GAAP net income of $718,000 or $0.06 per diluted share in the first quarter of fiscal 2021. GAAP net income attributable to NETSOL included a $1.3 million gain on foreign currency exchange transactions in the first quarter of fiscal 2022, which was an increase from a gain of $296,000 in the prior year period.

Non-GAAP adjusted EBITDA for the first quarter of fiscal 2022 totaled $770,000 or $0.07 per diluted share, compared with non-GAAP adjusted EBITDA of $1.6 million or $0.14 per diluted share in the first quarter of fiscal 2021 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At September 30, 2021, cash and cash equivalents were $27.0 million, a decrease from $33.7 million at June 30, 2021.

Stock Repurchase Program

On July 30, 2020, NETSOL’s Board of Directors approved a stock repurchase program that authorized potential repurchases of up to $2 million of its common stock over a six-month period. All shares permitted to be purchased under this July 2020 plan were purchased during the plan’s original date and prior to the conclusion of the extension of the plan. On May 21, 2021, the Board of Directors authorized an additional repurchase plan of up to $2 million worth of shares of common stock through November 20, 2021. Under the program, the Company may repurchase its common stock in the open market from time-to-time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions and federal and state laws governing such transactions. NETSOL expects to fund the repurchase with its existing cash balance and cash generated from operations.

As of September 30, 2021, the Company had repurchased 691,528 shares of its common stock at an aggregate value of $2,464,887.

Management Commentary

“In the first quarter we capitalized on the strong momentum built over the course of the past year and are firmly positioned to achieve our growth goals for fiscal 2022,” said NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri. “Within our core business, the pipeline and mix of opportunities remains robust, particularly in our European and North American growth markets, giving us confidence in our ability to drive additional contract signings over the coming months. Within our more venture-focused operations, the rollout of the Otoz Digital Retail Platform in partnership with MINI Anywhere has been a resounding early success; with 10 dealerships subscribed and additional states going online in the near future, we are encouraged by the initial response and total opportunity. Longer term, we will continue to push the boundaries for new ownership and payment models, supporting our customers where they are today and where they want to go in the future.”

Company CFO Roger Almond added: “Our strong financial performance during the quarter was highlighted by an increase in recurring revenues of 10% sequentially and 20% over the prior year, respectively. As we conservatively begin the process of welcoming our employees back to work across our global footprint, we expect a return to sales growth with a related increase in expenses to support our increased business activity. Our cash position remains near record levels, providing additional resources to support our core business as well as strategic investments in high-return, long-term opportunities, including our work in the Otoz Innovation Lab. With these factors in consideration, we are reiterating our full year revenue outlook of 10% topline growth and 20% subscription revenue growth throughout the balance of the year.”

Conference Call

NETSOL Technologies management will hold a conference call today (November 11, 2021) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in: 877-407-0789

International dial-in: 201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcasted live and available for replay here and via the Investor Relations section of NETSOL’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time through November 25, 2021.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13724399

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of more than 1300 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent® – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete finance and leasing lifecycle.

About Otoz

Otoz, a division of NETSOL Technologies Inc. (Nasdaq: NTWK), provides business-to-business, white-label technology solutions for new mobility. The Otoz suite of agile and customizable mobility solutions ranges from car sharing and subscription products to AI-enabled chatbots, allowing businesses to engage consumers and facilitate the complete transaction lifecycle intelligently and digitally. Otoz technologies empower automotive companies and start-ups to launch digital retailing and new mobility models quickly and efficiently. The technology Otoz has developed is cloud-native and supported by artificial intelligence (AI), machine learning (ML), internet of things (IoT) and blockchain. Otoz technology drives utilization, while supporting robust and efficient operations.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operating results, including statements regarding the Company that are subject to certain risks and uncertainties such as the effect of disparate stay at home orders and social distancing requirements imposed internationally by COVID-19 and its resultant impact on our financials and the world economy that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance, as well as the delay in recovery or a prolonged economic downturn that effects our Company, our customers and the world economy. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949-574-3860

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	September 30, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$26,999,876	$33,705,154
Accounts receivable, net of allowance of $176,986 and $166,231	6,043,444	4,184,096
Accounts receivable - related party, net of allowance of $1,373,099 and $1,373,099	-	-
Revenues in excess of billings, net of allowance of $70,919 and $136,976	16,164,012	14,680,131
Revenues in excess of billings - related party, net of allowance of $8,163 and $8,163	-	-
Other current assets, net of allowance of $1,243,633 and $1,243,633	2,937,927	3,009,393
Total current assets	52,145,259	55,578,774
Revenues in excess of billings, net - long term	969,456	957,603
Convertible note receivable - related party, net of allowance of $4,250,000 and $4,250,000	-	-
Property and equipment, net	10,821,869	12,091,812
Right of use of assets - operating leases	1,197,453	1,345,869
Long term investment	2,995,104	3,155,852
Other assets	59,638	55,127
Intangible assets, net	3,183,317	3,904,656
Goodwill	9,516,568	9,516,568
Total assets	$80,888,664	$86,606,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,369,870	$6,696,035
Current portion of loans and obligations under finance leases	10,423,215	11,366,171
Current portion of operating lease obligations	828,879	857,729
Unearned revenue	3,387,902	4,556,626
Total current liabilities	21,009,866	23,476,561
Loans and obligations under finance leases; less current maturities	396,771	699,841
Operating lease obligations; less current maturities	438,423	564,257
Total liabilities	21,845,060	24,740,659
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,183,570 shares issued and 11,244,539 outstanding as of September 30, 2021 and 12,181,585 shares issued and 11,265,064 outstanding as of June 30, 2021	121,836	121,816
Additional paid-in-capital	129,030,982	129,018,826
Treasury stock (at cost, 939,031 shares and 916,521 shares as of September 30, 2021 and June 30, 2021, respectively)	(3,920,856)	(3,820,750)
Accumulated deficit	(38,613,313)	(38,801,282)
Other comprehensive loss	(34,013,886)	(31,868,481)
Total NetSol stockholders’ equity	52,604,763	54,650,129
Non-controlling interest	6,438,841	7,215,473
Total stockholders’ equity	59,043,604	61,865,602
Total liabilities and stockholders’ equity	$80,888,664	$86,606,261

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months
	Ended September 30,
	2021	2020
Net Revenues:
License fees	$10,716	$3,475
Subscription and support	6,230,389	5,171,863
Services	7,179,656	7,472,040
Total net revenues	13,420,761	12,647,378

Cost of revenues:
Salaries and consultants	5,662,410	4,526,649
Travel	214,132	103,752
Depreciation and amortization	765,735	707,249
Other	1,335,461	928,153
Total cost of revenues	7,977,738	6,265,803

Gross profit	5,443,023	6,381,575

Operating expenses:
Selling and marketing	1,619,993	1,609,604
Depreciation and amortization	214,271	221,790
General and administrative	3,973,139	3,427,636
Research and development cost	275,230	85,989
Total operating expenses	6,082,633	5,345,019

Income (loss) from operations	(639,610)	1,036,556

Other income and (expenses)
Loss on sale of assets	(110,600)	(21,742)
Interest expense	(101,013)	(103,327)
Interest income	443,133	200,821
Gain on foreign currency exchange transactions	1,284,148	296,041
Share of net loss from equity investment	(160,965)	(107,850)
Other income	3,029	87,272
Total other income (expenses)	1,357,732	351,215

Net income before income taxes	718,122	1,387,771
Income tax provision	(167,627)	(264,294)
Net income	550,495	1,123,477
Non-controlling interest	(362,526)	(405,923)
Net income attributable to NetSol	$187,969	$717,554

Net income per share:
Net income per common share
Basic	$0.02	$0.06
Diluted	$0.02	$0.06

Weighted average number of shares outstanding
Basic	11,254,205	11,787,233
Diluted	11,254,205	11,787,233

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Three Months
	Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$550,495	$1,123,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	980,006	929,039
Provision for bad debts	(45,274)	(258,160)
Share of net loss from investment under equity method	160,965	107,850
Loss on sale of assets	110,600	21,742
Stock based compensation	3,003	90,995
Changes in operating assets and liabilities:
Accounts receivable	(2,034,434)	3,823,299
Revenues in excess of billing	(1,952,228)	394,995
Other current assets	(35,342)	(393,253)
Accounts payable and accrued expenses	(43,293)	255,239
Unearned revenue	(1,086,151)	(1,383,619)
Net cash provided by (used in) operating activities	(3,391,653)	4,711,604

Cash flows from investing activities:
Purchases of property and equipment	(216,112)	(489,289)
Sales of property and equipment	19,705	32,673
Investment in associates	-	(60,500)
Net cash used in investing activities	(196,407)	(517,116)

Cash flows from financing activities:
Purchase of treasury stock	(100,106)	(464,676)
Proceeds from bank loans	-	697,295
Payments on finance lease obligations and loans - net	(363,464)	(143,506)
Net cash provided by (used in) financing activities	(463,570)	89,113
Effect of exchange rate changes	(2,653,648)	434,934
Net increase (decrease) in cash and cash equivalents	(6,705,278)	4,718,535
Cash and cash equivalents at beginning of the period	33,705,154	20,166,830
Cash and cash equivalents at end of period	$26,999,876	$24,885,365

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	For the Three Months Ended	For the Three Months Ended
	September 30, 2021	September 30, 2020

Net Income (loss) attributable to NetSol	$187,969	$717,554
Non-controlling interest	362,526	405,923
Income taxes	167,627	264,294
Depreciation and amortization	980,006	929,039
Interest expense	101,013	103,327
Interest (income)	(443,133)	(200,821)
EBITDA	$1,356,008	$2,219,316
Add back:
Non-cash stock-based compensation	3,003	90,995
Adjusted EBITDA, gross	$1,359,011	$2,310,311
Less non-controlling interest (a)	(588,879)	(698,844)
Adjusted EBITDA, net	$770,132	$1,611,467

Weighted Average number of shares outstanding
Basic	11,254,205	11,787,233
Diluted	11,254,205	11,787,233

Basic adjusted EBITDA	$0.07	$0.14
Diluted adjusted EBITDA	$0.07	$0.14

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$362,526	$405,923
Income Taxes	52,666	48,649
Depreciation and amortization	287,631	264,565
Interest expense	29,400	31,520
Interest (income)	(143,344)	(65,957)
EBITDA	$588,879	$684,700
Add back:
Non-cash stock-based compensation	-	14,144
Adjusted EBITDA of non-controlling interest	$588,879	$698,844